Exhibit 3.5


Dean Heller
Secretary of State

                                 STATE OF NEVADA
                        OFFICE OF THE SECRETARY OF STATE
                            100 N. CARSON ST., STE 3
                            CARSON CITY, NEVADA 89701

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

FEB 25, 1999
C4322-81
Dean Heller

              Certificate of Amendment to Articles of Incorporation
                          For Profit Nevada Corporation
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                                  in Duplicate


1.   Name of Corporation: Royal Equity Exchange, Inc.

2. The articles have been amended as follows (provide article numbers if available):

     The name of the Corporation is changed to Procare America, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
     5,096,799 shares

4.   Signatures:

     /s/                                               /s/ Joseph L Ellis
     ---------------                                   -------------------
     President                                         Secretary

State of Florida
County of Collier
The instrument was acknowledged before me on Nov 4, 1998, by Thomas G. xxxxxx (Name of Person) as President as designated to sign this certificate of Royal Equity Exchange Inc.


/s/ Karen S Mock                    (NOTARY SEAL)
----------------


o If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: failure to include any of the above information and submit the proper fees may cause this filing to be rejected.